EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
================================================================================
October 17, 2003


FOR MORE INFORMATION CONTACT:
================================================================================
John M. Lilly, Treasurer and Chief Financial Officer - (413) 747-1465


Nasdaq Symbol - WBKC



       WESTBANK CORPORATION REPORTS THIRD QUARTER EARNINGS OF $1.4 MILLION
                     AND ANNOUNCES NEW STOCK REPURCHASE PLAN

West Springfield, Massachusetts - Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,421,000 for the quarter ended September 30, 2003, representing $0.31 per share (diluted), an increase of $87,000 or 7% compared to earnings of $1,334,000 or $.31 per share (diluted) for the quarter ended September 30, 2002.

For the nine-month period ended September 30, 2003, the Corporation's earnings totaled $4,429,000 or $0.97 per share (diluted) versus $4,692,000 or $1.09 per share (diluted) for the same period during 2002, which included $800,000 in non-taxable life insurance proceeds.

Included in the earnings for the current quarter were gains on securities totaling $ 301,000, gains on sale of mortgages of $171,000 and the reversal of $354,000 in the provision for loan losses. For the quarter ended September 30, 2002, the Corporation also recorded security gains of $59,000, gains on the sale of loans totaling $45,000 and recognized in non-interest income non-taxable life insurance proceeds totaling $225,000.

Donald R. Chase, President and Chief Executive Officer, said, "Continued low interest rates have been the force behind record loan demand through the first nine months of this year." As of September 30, 2003, loan originations totaled $178,000,000. During the same period, the Corporation has securitized $26,000,000 in residential real estate loans and sold another $22,000,000 of residential real estate loans in the secondary market.

We are pleased to announce that our new Webster, Massachusetts, office opened on September 15, 2003. Grand opening events are scheduled throughout the month of October. "We anticipate this new office to be a very productive addition to our branch system," according to Chase.

As of September 30, 2003, assets totaled $651,689,000, loans were at $445,533,000 and deposits totaled $543,653,000. For the quarter and nine months ended September 30, 2003, net interest income totaled $5,171,000 and $16,036,000 respectively, while the net interest margin for the quarter and nine-month periods was 3.45% and 3.52% respectively.

At the end of the third quarter, non-performing assets totaled $3,518,000, representing 0.54% of total assets. At September 30, 2003, the allowance for loan losses totaled $4.7 million, representing 1.05% of total loans.

Stockholders' equity at September 30, 2003 totaled $44,704,000, representing a book value of $10.12, compared to $41,739,000 on September 30, 2002. The operating results for the nine months ended September 30, 2003 represented a return on average equity of 13.74%, while return on average assets totaled 0.91%.

Chase also announced the completion of Westbank's most recent stock repurchase plan and said, "The Corporation will initiate a new repurchase plan of 5% of the Corporation's stock." Chase commented, "The repurchase plan is being continued because the Board of Directors believes it is a wise and valuable long-term investment. The repurchase plan will add to shareholder value through improved earnings per share and by providing an additional source of liquidity." Based on the current stock price, the repurchase plan is valued at approximately $3.8 million.

Westbank Corporation is the holding company for Westbank, a Massachusetts commercial bank and trust company headquartered in West Springfield, Massachusetts, operating 18 banking offices in Massachusetts and Connecticut.

CONDENSED CONSOLIDATED BALANCE SHEETS
WESTBANK CORPORATION AND SUBSIDIARIES


September 30, (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)
                                                  2003              2002
===========================================================================

ASSETS
Cash and due from banks
   Non-interest bearing                        $   17,001        $   21,679
   Interest bearing                                    26               314
Federal funds sold                                  1,975            46,085
Investment securities held to maturity                276               485
Investment securities available for sale          154,982           134,948
Loans                                          $  450,247        $  471,246
   (Less) Allowance for loan loss                   4,714             4,932
---------------------------------------------------------------------------
Net Loans                                         445,533           466,314
Bank premises and equipment                         6,707             6,018
Goodwill                                            8,837             8,837
Other assets                                       16,352            13,745
---------------------------------------------------------------------------
TOTAL ASSETS                                   $  651,689        $  698,425
===========================================================================

LIABILITIES AND EQUITY
Deposits
   Non-interest bearing                        $   80,342        $   82,253
   Interest bearing                               463,311           493,294
---------------------------------------------------------------------------
      Total Deposits                              543,653           575,547
Funds borrowed                                     41,305            58,943
Other Liabilities                                   5,027             5,196
Mandatorily redeemable preferred stock             17,000            17,000
---------------------------------------------------------------------------
   Total Liabilities                              606,985           656,686
---------------------------------------------------------------------------
Stockholders' Equity
   Common stock                                     9,047             8,632
   Additional paid in capital                      14,483            11,690
   Retained earnings                               21,626            21,086
   Treasury stock                                  (1,990)           (2,192)
   Accumulated other
      comprehensive income                          1,538             2,523
---------------------------------------------------------------------------
      Total Stockholders' Equity                   44,704            41,739
---------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                   $  651,689         $ 698,425
===========================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
WESTBANK CORPORATION AND SUBSIDIARIES


September 30, (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 QUARTER ENDED                     NINE MONTHS ENDED
                                        ------------------------------       ------------------------------
                                            2003              2002               2003              2002
===========================================================================================================
Income:
   Interest and fees on loans           $      6,962      $      7,952       $     21,876      $     24,009
   Interest on federal funds sold                 48               153                164               185
   Interest on securities                      1,454             1,932              4,721             6,492
-----------------------------------------------------------------------------------------------------------
                                               8,464            10,037             26,761            30,686
Interest expense                               3,293             4,642             10,725            13,635
-----------------------------------------------------------------------------------------------------------
Net interest income                            5,171             5,395             16,036            17,051
Provision for loan losses                       (354)              400               (354)            1,133
-----------------------------------------------------------------------------------------------------------
Net interest income after provision            5,525             4,995             16,390            15,918
-----------------------------------------------------------------------------------------------------------
Gain/(Loss) on sale of
   securities available for sale                 301                59                564              (218)
Gain on sale of loans                            171                45                417               118
Other non-interest income                        824               862              2,302             3,136
-----------------------------------------------------------------------------------------------------------
Total non-interest income                      1,296               966              3,283             3,036
-----------------------------------------------------------------------------------------------------------
Operating Expenses:
   Salaries and benefits                       2,502             2,220              7,315             6,741
   Other operating expenses                    1,663             1,380              4,431             4,445
   Occupancy - net                               379               356              1,189             1,126
-----------------------------------------------------------------------------------------------------------
Total operating expenses                       4,544             3,956             12,935            12,312
-----------------------------------------------------------------------------------------------------------
Income before income taxes                     2,277             2,005              6,738             6,642
Income taxes                                     856               671              2,309             1,950
-----------------------------------------------------------------------------------------------------------
Net Income                              $      1,421      $      1,334       $      4,429      $      4,692
===========================================================================================================

Earnings per share
       - Basic                          $       0.32      $       0.32       $       1.01      $       1.12
       - Diluted                        $       0.31      $       0.31       $       0.97      $       1.09
Weighted average shares outstanding
       - Basic                             4,385,014         4,161,319          4,370,465         4,210,219
       - Diluted                           4,618,149         4,282,744          4,551,515         4,309,644


* Net income for the nine months ended September 30, 2002 includes the adoption of FASB No. 147, reversing the amortization of goodwill as of January 1, 2002.